Exhibit 99.1

COMMUNITY HEALTH SYSTEMS TO ACQUIRE HEALTH MANAGEMENT ASSOCIATES

Combines Highly Complementary Hospital Portfolios to Expand

Geographic Breadth and Increase Benefits from Health Care Reform

FRANKLIN, Tenn. and NAPLES, Fla. – (July 30, 2013) – Community Health Systems, Inc. (NYSE: CYH) (“CHS”) and Health Management Associates, Inc. (NYSE: HMA) (“HMA”) announced today that they have entered into a definitive merger agreement pursuant to which CHS will acquire HMA for approximately $7.6 billion, including the assumption of approximately $3.7 billion of indebtedness. When completed, CHS would own or operate approximately 206 hospitals in 29 states with a total bed count of over 31,000.

Under the terms of the agreement, CHS will acquire all of the issued and outstanding common stock of HMA for a combination of cash and CHS stock currently valued at $13.78 per HMA share, based on CHS’ closing stock price as of July 29, 2013, and consisting of $10.50 per share in cash plus 0.06942 of a share of CHS common stock for each HMA share. HMA shareholders will own approximately 16 percent of the shares of the combined company following the close of the transaction.

In addition to the cash and stock consideration, HMA shareholders would also receive one Contingent Value Right (CVR) for each HMA share they own, which could yield additional cash consideration of up to $1.00 per share, depending on the outcome of certain matters described in HMA’s public filings under the “Legal Proceedings” section.

The merger agreement was unanimously approved by the Board of Directors of CHS. HMA’s Board of Directors also unanimously approved the agreement and recommends that its stockholders approve the merger.

“This compelling transaction provides a strategic opportunity to form a larger company with a diverse portfolio of hospitals that is well positioned to realize the benefits of health care reform and to address the changing dynamics of our industry,” said Wayne T. Smith, Chairman, President and CEO of Community Health Systems. “Our complementary markets and the ability to form networks in key states, along with the synergies that will be available to us, can create value for the shareholders of our companies, the communities we serve, our employees and medical staffs. We look forward to working with the physicians and employees of HMA to advance the commitment shared across both organizations to pursue clinical excellence and to deliver quality care for patients.”

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William J. Schoen, Chairman of the Board of Health Management Associates, said, “This agreement represents the successful conclusion of the strategic review process that our Board of Directors commenced at the end of last year, during which we evaluated several alternatives, including remaining independent and potential transactions with other strategic parties. Our agreement with CHS provides substantial value to our shareholders. The cash and stock consideration represents an 8.3x multiple of trailing cash flow, which is higher than the multiple paid in the most recent industry transaction, and a significant premium to what we believe would be the unaffected trading price of our shares. Shareholders will receive immediate value in cash, as well as CHS stock that will allow them to participate in the future growth of a true industry leader. We are pleased that this combination will create an even stronger organization for the benefit of our patients, physicians, associates and the communities we serve.”

CHS expects the transaction to have a neutral impact on its earnings per share in the first year following the close of the transaction and also expects the transaction to be significantly accretive to earnings per share thereafter.

The transaction is expected to close by the end of the first quarter of 2014 and is subject to approval by a 70 percent vote of HMA’s stockholders, antitrust clearance, receipt of other regulatory approvals, the absence of certain adverse developments, and customary closing conditions. The transaction is not subject to a financing condition. CHS has received financing commitments from BofA Merrill Lynch, Credit Suisse, and certain of their affiliates.

BofA Merrill Lynch and Credit Suisse are acting as financial advisors to CHS, and Kirkland & Ellis LLP is acting as its legal advisor.

Morgan Stanley & Co. LLC is acting as financial advisor to HMA, and Weil, Gotshal & Manges LLP is acting as its legal advisor.

Transaction Webcast

Details of the transaction will be discussed on a webcast at 8:30 a.m. Eastern Time, today, July 30, 2013. The webcast and accompanying slide set may be accessed through the CHS website at www.chs.net.

About CHS

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, CHS currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and outpatient medical and surgical services. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

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CHS to Acquire Health Management Associates

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About HMA

Health Management Associates, Inc., through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. HMA currently operates 71 hospitals in 15 states with approximately 11,000 licensed beds. Shares in Health Management Associates are traded on the New York Stock Exchange under the symbol “HMA.”

Important Information and Where to Find It

CHS intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of HMA and a prospectus of CHS relating to the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHS, HMA AND THE MERGER. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, stockholders will be able to obtain copies of the registration statement and proxy statement/prospectus (when they become available) and other documents filed with the SEC from CHS’s website at www.chs.net or and HMA’s website at www.hma.com or by directing such request to CHS at 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or to HMA at 5811 Pelican Bay Boulevard, Naples, Florida 34108, Attention: Investor Relations.

CHS, HMA and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding CHS’s directors and executive officers is available in CHS’s proxy statement filed with the SEC on April 5, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding HMA’s directors and executive officers is available in (i) HMA’s proxy statement filed with the SEC on April 8, 2013 in connection with its 2013 annual meeting of stockholders and (ii) HMA’s consent revocation statement filed with the SEC on July 19, 2013 in response to the consent solicitation conducted by Glenview Capital Partners, L.P. and certain of its affiliates. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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CHS to Acquire Health Management Associates

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Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

The forward-looking statements speak only as of the date of this communication. Neither CHS nor HMA undertakes any obligation to update these statements.

CONTACTS: Community Health Systems

Investors: W. Larry Cash Executive Vice President & Chief Financial Officer 615-465-7000	Media: Tomi Galin Vice President, Corporate Communications 615-628-6607

Health Management Associates

Investors: Robert Farnham	Media: Eric Waller
Senior Vice President, Finance	Chief Marketing Officer
239-598-3131	239-596-3124

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